EXHIBIT 23.2
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-      ) and related Prospectus of
Precise Software Solutions Ltd. for the registration of up to an aggregate of 774,416 of its ordinary shares and to the incorporation by reference therein of our report dated August 23, 2000, with respect to the financial statements of Savant Corporation included in the Precise Software Solutions Ltd. Current Report on Form 8-K filed on December 20, 2000, with the Securities and
Exchange Commission.

                                                   /s/ Ernst & Young LLP


McLean, Virginia
January 29, 2002